As filed with the Securities and Exchange Commission on June 5, 2003

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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LENDINGTREE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Following is the text of a Q&A made available internally by LendingTree to answer questions raised by LendingTree employees about the proposed transaction.

[LendingTree Logo]

Frequently Asked Questions Regarding the
Pending USA Interactive/LendingTree, Inc. Merger

Questions entered 05-19-03

Q:	If you currently hold LendingTree Stock Certificates, will you need to turn these in and get USAI certificates to replace them? If so, what are the specifics around this transaction?

Answer:	Each share of TREE stock issued and outstanding at the time of closing will cease to be issued and outstanding and shall be converted automatically into the right to receive 0.6199 fully paid and nonassessable shares of common stock of USAI. As soon as practicable after the closing, USAI will cause its transfer agent to mail to each holder of record of a TREE certificate (I) a letter of transmittal and (II) instructions for use in effecting the surrender of the certificates in exchange for USAI stock and any cash in lieu of fractional shares. The former holders of TREE stock shall be entitled to receive either a book-entry statement reflecting ownership of USAI stock or, if requested, a certificate of USAI stock.

Questions entered 05-16-03

Q:	Will all employees still be considered “insiders” after the merger, and can only sell/buy shares of USAI stock when the window is open?? And after the 50% vesting of stock options will the trading window be open?

Answer:	After the merger is complete, our employees will be subject to USAI’s trading policy, as it is amended from time to time. We have not assessed that policy yet and will provide you with more information on this subject nearer to the completion of the transaction. However, as is the case with any publicly traded company (including USAI), anyone in possession of material non-public or undisclosed information is prohibited from trading in securities based on that information.

Q:	After the merger, will USAI match more than 1% of our 401(k) contribution?

Answer:	We do not yet know how the merger will affect matching under our 401(k) plan. Currently, LendingTree matches 10% of your annual contributions. As mentioned below, our Human Resources department is working closely with USAI’s HR department regarding existing and future plans. We will have more details after the merger closes. We do know, however, that the option under the 401(k) plan to invest in LendingTree stock will be discontinued prior to the merger.

Q:	After 2003, will employees still receive sabbaticals after 3 years? If this is eliminated, will LendingTree employees who were with the company less than 3 years at closing be grandfathered into sabbaticals?

Answer:	As similarly answered related to other benefits questions, our HR department continues to work closely with USAI’s and will have updates as soon as they are available.

Questions entered on or before 05-15-03

Q:	How does the merger affect our 2003 bonus payout?

Answer:	We will work with USAI to determine the appropriate 2003 bonus payout in light of established targets.

Q:	How does the merger affect our bonus structure going forward?

Answer:	We will work with USAI to evaluate our future plan’s structure along with all compensation generally.

Q:	How will the merger affect our benefits and costs of benefits?

Answer:	USAI has agreed for a period of at least one year after the merger to offer to employees who remain with us benefit plan participation and coverage (other than incentive plan participation and coverage) at levels that are reasonably comparable (or better), on an aggregate basis, to those in effect under our benefit plans on the day we signed the merger agreement. We would expect that employees will be notified in advance of any potential changes.

Note, however:

•	The Employee Stock Purchase Program will be discontinued effective June 30, 2003, the end of the quarterly offering period.

•	The option to invest in LendingTree stock under the 401(k) plan will be discontinued prior to the merger.

•	We do not yet know how the merger will affect future incentive plan participation and coverage generally.

Q:	Will there be any additional benefits?

Answer:	We do not know yet. Our Human Resources department is working closely with USAI’s HR department regarding existing and future plans. We will have more details after the merger closes.

Q:	Will we get stock options going forward?

Answer:	Employee stock compensation after the merger will be subject to USAI plans. Stock compensation may take the form of restricted stock units. When we have firmer information on this subject, we will update you.

Q:	How will this impact overall compensation? If stock options end, will there be other incentives? If there are no stock options going forward, how will we keep employees motivated that may feel their compensation is now stagnant or declining?

Answer:	Again, our compensation will be subject to USAI plans.

Q:	How does the 50% vesting of stock options work and when is it triggered?

Answer:	Any unvested options that you have on the date of close will vest 50% immediately. Please see the example below:

	Options Granted
	(vest in annual
	installments over a	Current Vested	Current Unvested
Grant Date	4-year period)	Options	Options	50% Vest at Close

12/06/2000	1,000	500	500	250
03/08/2002	500	125	375	187.5
01/17/2003	750	0	750	375

Upon close, your options schedule will look as follows:

	Options Granted
	(vest in annual
	installments over a	Vested Options upon	Unvested Options
Grant Date	4-year period)	Close	upon Close

12/06/2000	1,000	750	250
03/08/2002	500	312.5	187.5
01/17/2003	750	375	375

For all options that are outstanding at the time of the closing, they will be converted to USAI options. Accordingly, the number of options outstanding will be multiplied by the fixed ratio of 0.6199 and the strike price of such options will be divided by that same ratio of 0.6199.

Q:	What happens to the other 50%?

Answer:	The remaining 50% will continue to vest according to the original vesting schedule (in annual installments over the original 4-year period). For example, for the 12/06/2000 grant stated above, you have 250 unvested options remaining; 125 that will vest on 12/06/2003, and 125 on 12/06/2004.

For all options that are outstanding at the time of the closing, they will be converted to USAI options. Accordingly, the number of options outstanding will be multiplied by the fixed ratio of 0.6199 and the strike price of such options will be divided by that same ratio of 0.6199.

Q:	Will there be an ESPP with USAI?

Answer:	We do not yet know the answer to that.

Q:	Does our ESPP end June 30, 2003 for any additional investments and payroll deductions?

Answer:	The ESPP will be discontinued effective June 30, 2003, the end of the quarterly offering period.

Q:	Will we be moving into a new building?

Answer:	There is no present intention to move our office.

* * * * * * *

IMPORTANT NOTE: What follows is an earlier version of the employee Q&A. Several answers in this earlier version have been updated to clarify the responses given or to reflect new information available to LendingTree or to do both. Accordingly, this earlier version is provided only for the sake of completeness and is superseded in its entirety by the relevant updated Q&A presented above.

Questions entered 05-19-03

Q:	If you currently hold LendingTree Stock Certificates, will you need to turn these in and get USAI certificates to replace them? If so, what are the specifics around this transaction?

Answer:	Each share of TREE stock issued and outstanding at the time of closing will cease to be issued and outstanding and shall be converted automatically into the right to receive 0.6199 fully paid and nonassessable shares of common stock of USAI. As soon as practicable after the closing, USAI will cause its transfer agent to mail to each holder of record of a TREE certificate (I) a letter of transmittal and (II) instructions for use in effecting the surrender of the certificates in exchange for USAI stock and any cash in lieu of fractional shares. The former holders of TREE stock shall be entitled to receive either a book-entry statement reflecting ownership of USAI stock or, if requested, a certificate of USAI stock.

Questions entered 05-16-03

Q:	Will all employees still be considered “insiders” after the merger, and can only sell/buy shares of USAI stock when the window is open?? And after the 50% vesting of stock options will the trading window be open?

Answer:	After the merger is complete employees will not automatically be defaulted to “insider” status as they were at pre-merger LendingTree – and there will not be a specified “window” period or schedule that restricts trading. However, as is the case with any publicly traded company (including USAI), anyone in possession of material non-public or undisclosed information is prohibited from trading in securities based on that information. Reference is made to the LendingTree Policy on Insider Trading (page 2) for a definition of both “Insider” and “Materiality”

Q:	After the merger, will USAI match more than 1% of our 401(k) contribution?

Answer:	We do not know yet how the merger will affect our 401(k) plan. Currently, LendingTree matches 10% of your annual contributions. As mentioned below, our Human Resources department is working closely with USAI’s HR department regarding existing and future plans. We will have more details after the merger closes.

Q:	After 2003, will employees still receive sabbaticals after 3 years? If this is eliminated, will LendingTree employees who were with the company less than 3 years at closing be grandfathered into sabbaticals?

Answer:	As similarly answered related to other benefits questions, our HR department continues to work closely with USAI’s and will have updates as soon as they are available.

Questions entered on or before 05-15-03

Q:	How does the merger affect our 2003 bonus payout?

Answer:	The merger has no affect on the 2003 bonus payout.

Q:	How does the merger affect our bonus structure going forward?

Answer:	Beyond 2003, we will work with USAI to evaluate our plan’s structure along with all of our benefits and compensation to keep our total compensation in line with the market and to provide the appropriate incentives to our employees.

Q:	How will the merger affect our benefits and costs of benefits?

Answer:	The merger will not affect our benefits during 2003. Any changes that may occur will take effect on or after January 1, 2004. Employees will be notified far in advance of any potential changes. Our expectation is that benefits will be just as good, if not better.

Exceptions:

•	The Employee Stock Purchase Program will be discontinued effective after the June 30, 2003 purchase.

•	The investment option of LendingTree stock in the 401(k) plan is currently being reviewed. Employees will be notified far in advance of any and all changes relating to the 401(k) plan.

Q:	Will there be any additional benefits?

Answer:	We do not know yet. Our Human Resources department is working closely with USAI’s HR department regarding existing and future plans. We will have more details after the merger closes.

Q:	Will we get stock options going forward?

Answer:	If you are eligible for stock compensation, it will be awarded in restricted stock, not stock options. Consistent with how LendingTree has handled option awards in the past, they will be awarded to top performers.

Q:	How will this impact overall compensation? IF stock options end, will there be other incentives? If there are no stock options going forward, how will we keep employees motivated that may feel their compensation is now stagnant or declining?

Answer:	Compensation will not stagnate. We will pay market compensation in some form.

Q:	How does the 50% vesting of stock options work and when is it triggered?

Answer:	Any unvested options that you have on the date of close will vest 50% immediately. Please see the example below:

	Options Granted
	(vest quarterly
	over a 4-year	Current Vested	Current Unvested
Grant Date	period)	Options	Options	50% Vest at Close

12/06/2000	1,000	500	500	250
03/08/2002	500	125	375	187.5
01/17/2003	750	0	750	375

After close, your options schedule will look as follows:

	Options Granted
	(vest quarterly
	over a 4-year	Vested Options	Unvested Options
Grant Date	period)	after Close	after Close

12/06/2000	1,000	750	250
03/08/2002	500	312.5	187.5
01/17/2003	750	375	375

Additionally, for all options that are outstanding at the time of the closing, they will be converted to USAI options. Accordingly, the number of options outstanding will be multiplied by the fixed ratio of 0.6199 and the strike price of such options will be divided by that same ratio of 0.6199.

Q:	What happens to the other 50%?

Answer:	The remaining 50% will continue to vest according to the original vesting schedule (quarterly over a 4-year period). For example, for the 12/06/2000 grant stated above, you have 250 unvested options remaining; 125 that will vest on 12/06/2003, and 125 on 12/06/2004.

Additionally, for all options that are outstanding at the time of the closing, they will be converted to USAI options. Accordingly, the number of options outstanding will be multiplied by the fixed ratio of 0.6199 and the strike price of such options will be divided by that same ratio of 0.6199.

Q:	Will there be an ESPP plan with USAI?

Answer:	We do not yet know the answer to that.

Q:	Does our ESPP end June 30, 2003 for any additional investments and payroll deductions?

Answer:	Yes, the ESPP will discontinue after the purchase on June 30, 2003.

Q:	Will we be moving into a new building?

Answer:	No.

* * * * * * *

In connection with the proposed transaction to combine LendingTree with USA Interactive, USA Interactive will file a Prospectus, and LendingTree will file a Proxy Statement with the SEC. Investors and security holders are urged to read carefully the Proxy Statement/Prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement/Prospectus (when it is available) and other documents containing information about USA Interactive and LendingTree, without charge, at the SEC’s website at http://www.sec.gov. Free copies of LendingTree’s filings may be obtained by directing a request to LendingTree, Inc., 11114 Rushmore Drive, Charlotte, NC 28277, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from LendingTree’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of LendingTree and their interests in LendingTree is set forth in the proxy statement for LendingTree’s 2003 annual meeting of stockholders, available without charge at the

SEC’s website, http://www.sec.gov. Participants in LendingTree’s solicitation may also be deemed to include persons whose interests in LendingTree are not described in the proxy statement for LendingTree’s 2003 annual meeting. Information regarding any such persons and their interests in LendingTree will be included with the Proxy Statement/Prospectus regarding the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on the proposed transaction between USA Interactive and LendingTree and/or on our respective businesses, financial condition or results of operations. You should understand that the following important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements: (1) the risk that USA Interactive’s and LendingTree’s businesses will not be integrated successfully; (2) costs related to the proposed transaction; (3) material adverse changes in economic conditions generally or in our markets or industries; (4) future regulatory and legislative actions and conditions affecting our operating areas; (5) competition from others; (6) successful integration of our divisions’ management structures; (7) product demand and market acceptance; (8) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the ability to expand into and successfully operate in foreign markets; (10) obtaining and retaining skilled workers and key executives; (11) acts of terrorism; and (12) war or political instability. In addition, investors should consider the other information contained in or incorporated by reference into USA Interactive’s and LendingTree’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Reports on Form 10-K for the fiscal year ended 2002, especially in the Management’s Discussion and Analysis section, our most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this communication. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this communication to reflect circumstances existing after the date of this communication or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.